             [Florida Progress Corporation Investor News Letterhead]


FLORIDA PROGRESS REPORTS SECOND QUARTER EARNINGS

ST. PETERSBURG, FLORIDA, JULY 16, 1999 - Florida Progress Corporation (NYSE:FPC) reported second-quarter 1999 earnings of $76.6 million, or $.78 per share, compared with 1998 earnings of $77.8 million, or $.80 per share. Excluding a one-time gain of $.04 per share in the second quarter of 1998, Florida Progress' second quarter earnings increased over 1998, despite milder weather in 1999.

For the six months ended June 30, 1999, Florida Progress reported earnings of $144.2 million, or $1.48 per share, a 12-percent increase over the six months ended June 30, 1998 earnings of $128.3 million, or $1.32 per share.

A RECONCILIATION OF FLORIDA PROGRESS'S 1999 SECOND-QUARTER EARNINGS PER SHARE IS AS FOLLOWS:

     1998 FLORIDA PROGRESS 2ND QTR EPS                                       $ 0.80
        FLORIDA POWER
           Customer & non-weather usage growth                      0.10
           Estimated weather impact on sales                       (0.16)
           1998 Accelerated amortization                            0.09
           Operations & maintenance                                (0.03)
           Depreciation & amortization                             (0.03)
                                                                   -----
                                                                              (0.03)
        ELECTRIC FUELS                                                         0.04
        CORPORATE & OTHER                                                     (0.03)
                                                                             ------
     1999 FLORIDA PROGRESS 2ND QTR EPS                                       $ 0.78
                                                                              =====

                            FLORIDA POWER CORPORATION

Florida Power, the largest subsidiary of Florida Progress, reported earnings of $65.5 million, or $.67 per share, for the second quarter of 1999, compared with 1998 results of $67.7 million, or $.70 per share. However, 1998 earnings were higher than normal due to unusually hot weather experienced during the quarter.

During the second quarter of 1999, Florida Power served approximately 25,000, or
1.9 percent, additional retail customers than in 1998. In addition, Florida Power experienced strong non-weather related usage growth among its residential and commercial customers.

                                   -- more --

PAGE 2
FLORIDA PROGRESS CORPORATION
INVESTOR NEWS -- SECOND QUARTER EARNINGS


Despite the solid customer growth and strong non-weather related usage growth, Florida Power's total retail kilowatt-hour sales decreased 3.3 percent during the second quarter of 1999, compared with the same period a year ago. The decrease was attributable to milder than normal temperatures during the second quarter of 1999, compared with the extremely hot temperatures in the second quarter of 1998.

Wholesale kilowatt-hour sales were up 15.7 percent over 1998. The improvement was largely due to increased sales to Florida Power's largest wholesale customer, Seminole Electric Cooperative. In January 1999, Florida Power began supplying additional power to Seminole Electric under a three-year contract.

Operations and maintenance expenses increased $4.6 million over the second quarter of 1998. The higher costs were largely due to the timing of certain plant maintenance projects and reliability expenditures. On a year-to-date basis, Florida Power's operation and maintenance expenses are in line with the company's expectations.

Depreciation and amortization expense, excluding accelerated amortizations, increased $4.7 million over the same period a year ago. The increase was primarily due to additional depreciation expense related to the Hines plant, which was placed in service in April 1999.


                           ELECTRIC FUELS CORPORATION

Electric Fuels earned $15.1 million, or $.15 per share, in the second quarter of 1999, compared with $10.6 million, or $.11 per share, in 1998. The 36-percent increase in earnings per share was primarily due to synthetic fuel sales by the Energy & Related Services group. In addition, the Rail Services and Inland Marine Transportation business units also experienced improved operating results during the quarter.

Earnings at the Energy and Related Services group were up $3.3 million. Sales of a coal-based synthetic fuel and the related tax credits increased earnings by $4.4 million for the quarter. Partially offsetting these strong results were lower contributions from coal sales due to reduced coal prices and depressed market conditions.

Earnings from the Inland Marine Transportation group were up $.3 million, or 19 percent, as operating conditions returned to normal during the second quarter. The improvement was due to the company's growing barge fleet, which currently stands at 1,200 barges.

Results at the Rail Services group increased $1.0 million, compared with 1998. The 20-percent increase was due to higher earnings from the mechanical and trackwork divisions, as a result of strong demand for railcar parts and a return to normal sales levels for trackwork.

Rail Services also experienced an increase in scrap tons sold in its recycling division, however, the increased sales were offset by lower margins. The group's lower margins were the result of scrap steel prices that were 30 percent below 1998 second-quarter prices.

                                   -- more --

PAGE 3
FLORIDA PROGRESS CORPORATION
INVESTOR NEWS -- SECOND QUARTER EARNINGS


                               CORPORATE AND OTHER

Corporate and other expenses increased $.03 per share, resulting in a $.04 loss in the second quarter of 1999, compared with a $.01 loss 1998. The increased loss was largely due to the absence of a one-time gain recognized in the second quarter of 1998 for the buy-out of a purchased power contract associated with a cogeneration facility in which a Florida Progress subsidiary is a minority partner.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.3 billion. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.3 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include rail services, marine operations and coal mining.

                                       ###

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                         PAGE 4

(UNAUDITED)                                               (In millions, except per share amounts)

                                                        Three Months Ended         Six Months Ended         Twelve Months Ended
                                                             June 30                   June 30                    June 30
                                                      ----------------------    ----------------------     ----------------------
                                                        1999          1998        1999          1998         1999          1998
                                                      --------      --------    --------      --------     --------      --------
REVENUES:
    Electric utility                                   $671.7       $663.8      $1,242.4      $1,229.0     $2,661.6      $2,526.4
    Diversified                                         304.6        239.3         554.3         461.6      1,064.8         935.8
---------------------------------------------------------------------------------------------------------------------------------
                                                        976.3        903.1       1,796.7       1,690.6      3,726.4       3,462.2
---------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
    Electric utility:
      Fuel                                              143.5        135.9         257.2         245.1        607.8         489.5
      Purchased power                                   108.4        110.8         198.7         209.8        422.7         456.4
      Energy conservation cost                           19.4         19.0          36.5          35.6         80.5          75.0
      Operations and maintenance                        120.8        116.2         217.9         218.6        470.9         427.8
      Extended nuclear outage -
        O&M and replacement power costs                    --           --            --           5.1           --          80.6
      Depreciation and amortization                      93.2         90.4         174.0         171.4        349.7         348.8
      Taxes other than income taxes                      51.1         51.4         103.0         100.9        205.7         197.8
---------------------------------------------------------------------------------------------------------------------------------
                                                        536.4        523.7         987.3         986.5      2,137.3       2,075.9
---------------------------------------------------------------------------------------------------------------------------------
    Diversified:
      Cost of sales                                     269.7        192.8         494.8         386.6        935.4         799.6
      Loss related to life insurance subsidiary            --           --            --            --           --          97.6
      Other                                              15.8         18.9          30.4          31.6         55.1          62.4
---------------------------------------------------------------------------------------------------------------------------------
                                                        285.5        211.7         525.2         418.2        990.5         959.6
---------------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                  154.4        167.7         284.2         285.9        598.6         426.7
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
    Interest expense                                     43.9         47.7          88.9          95.0        181.0         183.6
    Allowance for funds used during construction         (1.2)        (4.1)         (6.3)         (8.0)       (15.2)        (13.3)
    Distributions on mandatorily redeemable
      preferred securities of subsidiary trust            4.6           --           4.6            --          4.6            --
    Other expense (income)                                1.0          1.1          (3.3)          1.1         (4.6)          4.5
---------------------------------------------------------------------------------------------------------------------------------
                                                         48.3         44.7          83.9          88.1        165.8         174.8
---------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                              106.1        123.0         200.3         197.8        432.8         251.9
    Income taxes                                         29.5         45.2          56.1          69.5        135.2         117.6
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                             $ 76.6       $ 77.8      $  144.2      $    128.3   $  297.6      $  134.3
---------------------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON
    STOCK OUTSTANDING                                    98.0         97.0          97.8            97.1       97.4          97.1
---------------------------------------------------------------------------------------------------------------------------------

EARNINGS PER AVERAGE COMMON SHARE
    (BASIC and DILUTED)                                $  .78       $  .80      $   1.48        $   1.32   $   3.06       $  1.39
---------------------------------------------------------------------------------------------------------------------------------

Regarding these financial statements:
In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on the results for the fiscal year ended 1997. Effective December 31, 1997, the Company deconsolidated the accounts of Mid-Continent Life Insurance Company and established a provision for loss for the full amount of its investment. The deconsolidation has not been reflected in the consolidated financial statements of prior periods. These are interim statements. Reference should be made to Florida Progress Corporation's 1998 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                          FLORIDA PROGRESS CORPORATION                    PAGE 5
                SELECTED FINANCIAL INFORMATION (UNAUDITED)


                                 Three Months Ended     Percent     Six Months Ended     Percent    Twelve Months Ended    Percent
                                       June 30          Positive        June 30          Positive         June 30          Positive
                                  1999        1998    (Negative)   1999         1998    (Negative)   1999         1998    (Negative)
                                  ----        ----    ----------   ----         ----    ----------   ----         ----    ----------
Earnings (Loss) Per Share:
 Florida Power Corporation      $  .67       $  .70     (4.3)     $ 1.31       $ 1.17      12.0     $ 2.70       $ 2.60      3.8
                                ------       ------               ------       ------               ------       ------
 Electric Fuels Corporation        .15          .11     36.4         .24          .19      26.3        .48          .40     20.0
 Corporate and other              (.04)        (.01)    n/m*        (.07)        (.04)     n/m*       (.12)        (.17)    29.4
                                ------       ------               ------       ------               ------       ------
 Diversified continuing
    before non-recurring           .11          .10     10.0         .17          .15      13.3        .36          .23     56.5
                                ------       ------               ------       ------               ------       ------
 Continuing operations
    before non-recurring           .78          .80     (2.5)       1.48         1.32      12.1       3.06         2.83      8.1

Impact of nuclear outage            --           --       --          --           --        --         --         (.48)      --
Loss related to life
   insurance subsidiary             --           --       --          --           --        --         --         (.96)      --
                                ------       ------               ------       ------               ------       ------
  Total                         $  .78       $  .80     (2.5)     $ 1.48       $ 1.32      12.1     $ 3.06       $ 1.39    120.1
                                ======       ======               ======       ======               ======       ======

Avg. shares outstanding
   (millions)                     98.0         97.0      1.0        97.8         97.1        .7       97.4         97.1       .3

Dividends per share             $ .545       $ .535      1.9      $ 1.09       $ 1.07       1.9     $ 2.16       $ 2.12      1.9

Book value per share:
 Florida Power Corporation                                                                          $18.82       $18.37      2.4
 Consolidated                                                                                       $19.70       $18.55      6.2


                                                                                      June 30                June 30
                                      June 30                                          1999                   1998
                                  1999      1998                                Amount      Percent     Amount      Percent
                                  ----      ----                               --------------------------------------------
Equity investments                                        Capitalization
   (percent):                                               (in millions):
 Florida Power Corporation         88        89             Common stock       $1,934.8      41.2      $1,799.8       39.2
 Electric Fuels Corporation        12        11             Preferred stock       333.5       7.1          33.5         .7
                                  ---       ---
   Total                          100       100             Long-term debt      2,282.5      48.6       2,372.1       51.7
                                  ===       ===
                                                            Short-term debt       140.9       3.1         386.7        8.4
                                                                               -------------------------------------------
                                                              Total            $4,691.7     100.0      $4,592.1      100.0
                                                                               ===========================================


Note: In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on results for the fiscal year ended 1997.
* Not meaningful

                            FLORIDA POWER CORPORATION
                  SELECTED STATISTICAL DATA (UNAUDITED)                   PAGE 6
                    (In millions, except billing degree days)

                                   Three Months Ended               Six Months Ended                 Twelve Months Ended
                                         June 30       Percent          June 30           Percent          June 30          Percent
                                    1999        1998    Change      1999        1998      Change      1999         1998     Change
                                    ----        ----    ------      ----        ----      ------      ----         ----     ------
Revenues:
    Residential                   $  326.9   $  335.5    (2.6)   $   625.6   $   644.2     (2.9)   $ 1,406.0    $ 1,362.5     3.2
    Commercial                       153.3      153.7     (.3)       284.7       277.4      2.6        616.2        576.2     6.9
    Industrial                        51.7       55.2    (6.3)       101.0       103.0     (1.9)       212.4        203.9     4.2
    Other retail sales                34.9       35.0     (.3)        66.0        65.0      1.5        143.3        134.5     6.5
                                  --------   --------            ---------   ---------             ---------    ---------
                                     566.8      579.4    (2.2)     1,077.3     1,089.6     (1.1)     2,377.9      2,277.1     4.4
    Wholesale sales                   43.8       43.8      --         92.6        80.7     14.7        217.7        174.0    25.1
                                  --------   --------            ---------   ---------             ---------    ---------
                                     610.6      623.2    (2.0)     1,169.9     1,170.3       --      2,595.6      2,451.1     5.9
    Other electric revenues (1)       47.6       47.9     (.6)        71.2        69.3      2.7         68.9         92.8   (25.8)
    Deferred fuel (2)                 13.5       (7.3)     --          1.3       (10.6)      --         (2.9)       (17.5)     --
                                  --------   --------            ---------   ---------             ---------    ---------
        Total                     $  671.7   $  663.8     1.2    $ 1,242.4   $ 1,229.0      1.1    $ 2,661.6    $ 2,526.4     5.4
                                  ========   ========            =========   =========             =========    =========
Kilowatt-hour sales billed:
    Residential                    3,780.8    3,859.7    (2.0)     7,199.6     7,415.5     (2.9)    16,310.4     15,835.3     3.0
    Commercial                     2,545.3    2,497.7     1.9      4,723.5     4,528.6      4.3     10,194.2      9,522.5     7.1
    Industrial                     1,082.5    1,120.2    (3.4)     2,110.1     2,103.1       .3      4,382.4      4,166.9     5.2
    Other retail sales               618.6      608.0     1.7      1,178.4     1,137.9      3.6      2,526.1      2,376.1     6.3
                                  --------   --------            ---------   ---------             ---------    ---------
                                   8,027.2    8,085.6     (.7)    15,211.6    15,185.1       .2     33,413.1     31,900.8     4.7
    Wholesale sales                  962.3      733.8    31.1      1,969.9     1,389.0     41.8      4,445.4      2,989.6    48.7
                                  --------   --------            ---------   ---------             ---------    ---------
        Total electric sales       8,989.5    8,819.4     1.9     17,181.5    16,574.1      3.7     37,858.5     34,890.4     8.5
                                  ========    =======             ========    ========             =========    =========
System Requirements (KWH)            9,960      9,947      .1       17,983      17,790      1.1       37,956       36,340     4.4

KWH Sales (Billed & Unbilled):
    Retail                           8,479      8,767    (3.3)      15,688      15,865     (1.1)      33,274       32,205     3.3
    Wholesale                        1,193      1,031    15.7        2,160       1,682     28.4        4,302        3,217    33.7
                                  --------   --------            ---------   ---------             ---------    ---------
                                     9,672      9,798    (1.3)      17,848      17,547      1.7       37,576       35,422     6.1
                                  ========   ========            =========   =========             =========    =========

Billing Degree Days:
    Cooling                            495        819   (39.6)         495         843    (41.3)       3,811        3,782      .8
    Heating                             50         70   (28.6)         379         532    (28.8)         404          666   (39.3)

Note:
(1) In the 4th quarter of 1998, the FPSC approved the establishment of a regulatory liability for 1998 deferred earnings, which resulted in a $10 million charge to Other electric revenues. In the second quarter of 1999, Florida Power recognized the $10 million in revenues and applied it to the amortization of the Tiger Bay regulatory asset, which resulted in no earnings impact. Other electric revenues include unbilled revenues.
(2) Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs.